UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 3, 2011

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 4, 2011, Marsh & McLennan Companies, Inc. (the “Company”) issued a press release announcing its intent to sponsor a Retirement Policy Center to be led by M. Michele Burns.  A copy of the press release is attached hereto as Exhibit 99.1.  Accordingly, Ms. Burns has resigned as Chairman and Chief Executive Officer of the Company’s subsidiary Mercer Inc., effective October 4, 2011.  In connection with Ms. Burns’ change in position, the Company entered into an Employment Letter (the “2011 Agreement”) with Ms. Burns.  The principal terms of the 2011 Agreement are summarized below.

The 2011 Agreement is effective as of October 3, 2011, and Ms. Burns’ employment with the Company will terminate no later than February 28, 2013.  The Company will provide $650,000 of funding to the Retirement Policy Center during 2012 and $1,500,000 of funding to the Retirement Policy Center during 2013, and this funding will be used to cover costs associated with the Retirement Policy Center.

Ms. Burns will receive her current annual base salary of $900,000 through December 31, 2011.  Effective January 1, 2012, Ms. Burns will receive an annual base salary of $850,000.  The Compensation Committee of the Company’s Board of Directors has determined that Ms. Burns will be paid an annual bonus for 2011 performance equal to $1,537,500.  Ms. Burns will not be eligible for an annual bonus for 2012 performance or thereafter.  When Ms. Burns’ employment terminates for any reason and at any time, she will not be eligible for any severance payments or benefits under any severance plan or arrangement sponsored by the Company, including but not limited to, the Marsh & McLennan Companies, Inc. Senior Executive Severance Pay Plan.

Ms. Burns will be subject to restrictive covenants on the same basis as provided in Section 4 of the Employment Agreement, dated as of December 19, 2005 and effective as of March 1, 2006, between Ms. Burns and Marsh & McLennan Companies, as amended, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 16, 2005.  Specifically, while employed by the Company and for 12 months following her termination of employment, Ms. Burns will be subject to certain non-competition and non-solicitation restrictions.

The foregoing summary is qualified in its entirety by reference to the 2011 Agreement. A copy of the 2011 Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

 Item 9.01        Financial Statements and Exhibits

(d)             Exhibits

10.1             Employment Letter, effective as of October 3, 2011, between Marsh & McLennan
 Companies, Inc. and M. Michele Burns

99.1          Press release issued by Marsh & McLennan Companies, Inc. on October 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel &
Corporate Secretary

Date:           October 7, 2011

EXHIBIT INDEX

Exhibit No.                      Exhibit

10.1            Employment Letter, effective as of October 3, 2011, between Marsh & McLennan
Companies, Inc. and M. Michele Burns

99.1            Press release issued by Marsh & McLennan Companies, Inc. on October 4, 2011

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